Exhibit 4.2

SANCHEZ ENERGY CORPORATION

AND

THE GUARANTORS NAMED HEREIN

7.75% SENIOR NOTES DUE 2021

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF SEPTEMBER 11, 2013

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

This FIRST SUPPLEMENTAL INDENTURE, dated as of September 11, 2013 (this “First Supplemental Indenture”) is among Sanchez Energy Corporation, a Delaware corporation (the “Company”), SN TMS, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), which is a subsidiary of the Company, each of the existing Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Company and the Trustee entered into an Indenture, dated as of June 13, 2013 (as heretofore amended, supplemented or otherwise modified, the “Indenture”), pursuant to which the Company has issued $400,000,000 in aggregate principal amount of 7.75% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall become a Guarantor (as defined in the Indenture);

WHEREAS, Section 9.01(g) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add any additional Guarantor with respect to the Notes, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Articles of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this First Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guaranteeing Subsidiary, the other Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

Section 1.                                           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2.                                           Relation to Indenture.  This First Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3.                                           Effectiveness of Supplemental Indenture.  This First Supplemental Indenture shall become effective immediately upon its execution and delivery by the Company, the Guaranteeing Subsidiary, the other Guarantors and the Trustee.

Section 4.                                           Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees, by its execution of this First Supplemental Indenture, to be bound by the provisions of the Indenture applicable to Guarantors to the extent provided for in Article 10 thereof. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of

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the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  The Guaranteeing Subsidiary agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 5.                                           Ratification of Obligations.  Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 6.                                           The Trustee.  Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture.  This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 7.                                           Governing Law.  THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.                                           Counterparts.  The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[Signatures on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

SANCHEZ ENERGY CORPORATION

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Senior Vice President — Chief
Financial Officer

GUARANTEEING SUBSIDIARY:

SN TMS, LLC

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Senior Vice President — Chief
Financial Officer

[First Supplemental Indenture Signature Page]

EXISTING GUARANTORS:

SEP HOLDINGS III, LLC

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Senior Vice President — Chief
Financial Officer

SN COTULLA ASSETS, LLC

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Senior Vice President — Chief
Financial Officer

SN MARQUIS LLC

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Senior Vice President — Chief
Financial Officer

SN OPERATING, LLC

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Senior Vice President — Chief
Financial Officer

[First Supplemental Indenture Signature Page]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
	Name:	Steven A. Finklea, CCTS
	Title:	Vice President

[First Supplemental Indenture Signature Page]